EXHIBIT 99.1

STEC Announces Third Quarter 2011 Results

SANTA ANA, Calif., Nov. 8, 2011 (GLOBE NEWSWIRE) -- STEC, Inc. (Nasdaq:STEC), The SSD Company™, announced today the Company's financial results for the third quarter ended September 30, 2011.

Revenue for the third quarter of 2011 was $72.5 million, a decrease of 15.8% from $86.1 million for the third quarter of 2010 and a decrease of 12.1% from $82.5 million for the second quarter of 2011.

GAAP gross profit margin was 45.8% for the third quarter of 2011, compared to 46.4% for the third quarter of 2010 and 44.7% for the second quarter of 2011. GAAP diluted earnings per share from continuing operations was $0.09 for the third quarter of 2011, compared to $0.26 for the third quarter of 2010 and $0.18 for the second quarter of 2011.

Non-GAAP gross profit margin was 46.0% for the third quarter of 2011, compared to 46.5% for the third quarter of 2010 and 44.9% for the second quarter of 2011. Non-GAAP diluted earnings per share from continuing operations was $0.14 for the third quarter of 2011, compared to $0.31 for the third quarter of 2010 and $0.23 for the second quarter of 2011.

A reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

Business Outlook

"Despite the challenging environment, we were able to beat our guidance for the third quarter and continue to believe that there is a major role and opportunity for our company in the growing data storage industry," said Manouch Moshayedi, STEC's Chairman and CEO. "Currently, we have the next-generation of two of our major product lines -- ZeusIOPS® SSD (fourth generation) and MACH16™ SSD -- in qualification with most of our OEM storage and server customers. Even though SSD adoption is taking hold, the current price of SSDs has continued to hinder full adoption. We believe that we are in a period of transition for the industry and that this pricing impediment will be solved with the replacement of FPGA with ASIC designs and SLC Flash with MLC Flash. The next versions of our products will include both of these advances. Our customer base continues to expand as we add to our success in qualifying our drives into large, established OEMs and by introducing them into more platforms of emerging storage companies. Incorporating MLC Flash technology, our fourth generation ZeusIOPS will give our OEM customers and their end-user customers a far-superior level of performance at comparable or better pricing than that of lesser-performing alternative products, including SSD products using a SATA-bridge. Being able to offer customers superior performance at declining average selling prices continues to be imperative for driving adoption of SSDs into the Enterprise.

"We also have two new products in qualification, our PCIe Solid-State Accelerator (SSA) and our EnhanceIO™ data caching software. By incorporating the same proprietary core technologies developed for our ZeusIOPS, we plan to deliver our PCIe product to the server market at price points that are significantly less than similar products in the market today. Our EnhanceIO data caching software, PCIe SSA and MACH16 SSDs provide us with a greater reach into the sizeable and growing SSD Enterprise-Server market. Considered an SSD-adoption driver in this sector, our EnhanceIO software is designed to optimize SSD usage and performance in any SSD-enabled server environment, not only those using STEC SSDs but others as well.

"We expect many of our customers to complete qualifications -- which typically take nine to twelve months -- on these key products by the end of the second quarter of 2012. Our product development and qualification efforts will continue unabated through this transitional period in order to renew the growth trajectory of business in the latter half of 2012.

"During the third quarter of 2011, our Board of Directors approved two stock repurchase programs for a total of $55 million of STEC's common shares. From August through the beginning of October 2011, we completed both stock repurchase programs resulting in the repurchase of 5,610,611 shares.  This reflects the confidence that our management team and Board has in STEC's long-term strategy and growth prospects."

Guidance

STEC's current expectation for the fourth quarter of 2011 is as follows:

  Revenue to range from $55 million to $57 million.
  Diluted non-GAAP earnings per share to range from $0.00 to a loss per share of $0.02.

STEC's projected non-GAAP earnings per share results exclude employee stock compensation expense and other items that the Company does not consider indicative of its underlying business performance.

Conference Call

STEC will hold an open conference call to discuss results for the third quarter of 2011. The call will take place today at 1:30 p.m., Pacific/ 4:30 p.m., Eastern. The call-in numbers for the conference are (877) 645-6380 (United States and Canada) and (914) 495-8562 (International).

Webcast

This call will be webcast. The webcast can be accessed by clicking on the red "Investors" tab at the top of the home page at www.stec-inc.com. Then click on the "Audio Presentations" button.

Replay

The webcast will also be archived and available for replay beginning approximately two hours after the live call concludes.

About STEC, Inc. (Nasdaq:STEC)

STEC, Inc., The SSD Company™, is a leading global provider of solid-state drive (SSD) technologies and solutions tailored to meet the high-performance, high-reliability needs of original equipment manufacturers (OEMs). With headquarters in Santa Ana, California and locations worldwide, STEC leverages almost two decades of solid-state knowledge and experience to deliver the most comprehensive line of SSDs to the storage industry.

For information about STEC and to subscribe to the Company's "Email Alerts" service, please visit STEC's web site at www.stec-inc.com, click on the red "Investors" tab at the top of the home page and then click "Email Alerts."

The STEC, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1079

STEC, the STEC logo, The SSD Company, ZeusIOPS, MACH16, and EnhanceIO are either registered trademarks or trademarks of STEC, Inc. in the United States and certain other countries. All other trademarks or brand names referred to herein are the property of their respective owners.

Use of Non-GAAP Financial Information To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), STEC uses non-GAAP financial measures (non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations) that exclude employee stock compensation and special charges for restructuring. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of STEC's financial performance and future prospects by being more reflective of the Company's core, recurring operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. Difficulties in forecasting the non-GAAP items include the timing of issuing employee stock compensation, which could impact the valuation and related expense, and the timing of receiving incentive grant income from the Malaysian government. These items could be materially significant in the Company's GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in tables included in this release. Certain amounts reported in prior releases may have been reclassified to conform to the current quarter's non-GAAP presentation.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning growing acceptance, adoption and qualification of SSDs within the Enterprise Storage and Server markets; expected benefits and cost advantages of STEC's product lines; the qualification of STEC's fourth generation ZeusIOPS SSD product, MACH16 SSD, PCIe Solid-State Accelerator card, EnhanceIO data caching software, and other developing technologies; the qualification of STEC's products and solutions into emerging OEM customers; STEC's key product line initiatives and development; the transition from one product generation to the next; the capabilities and performance of STEC's products and solutions; the rapidly evolving Enterprise Storage and Server markets; and expected fourth quarter 2011 revenue and earnings per share. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Although STEC believes that the forward-looking statements contained in this release are reasonable, it can give no assurance that its expectations will be fulfilled. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed in filings with the Securities and Exchange Commission made from time to time by STEC, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Special attention is directed to the portions of those documents entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The information contained in this press release is a statement of STEC's present intention, belief or expectation. STEC may change its intention, belief, or expectation, at any time and without notice, based upon any changes in such factors, in STEC's assumptions or otherwise. STEC undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

STEC, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	September 30, 2011	December 31, 2010
	(unaudited)	(audited)
ASSETS:
Current Assets:
Cash and cash equivalents	$ 161,185	$ 170,457
Accounts receivable, net of allowances of $3,663 at September 30, 2011 and $3,853 at December 31, 2010	47,617	47,831
Inventory	82,434	88,968
Other current assets	4,579	4,606
Total current assets	295,815	311,862

Leasehold interest in land	2,561	2,596
Property, plant and equipment, net	35,938	35,037
Goodwill	1,682	1,682
Other long-term assets	6,379	5,173
Deferred income taxes	13,929	9,304
Total assets	$ 356,304	$ 365,654

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Accounts payable	$ 13,740	$ 25,762
Accrued and other liabilities	15,570	13,470
Total current liabilities	29,310	39,232

Other long-term payables	6,561	4,248

Commitments and contingencies	--	--
Shareholders' Equity:
Preferred stock, $0.001 par value, 20,000 shares authorized, no shares issued and outstanding	--	--
Common stock, $0.001 par value, 100,000 shares authorized, 47,153 shares issued and outstanding as of September 30, 2011 and 51,046 shares issued and outstanding as of December 31, 2010	47	51
Additional paid-in capital	138,704	169,127
Retained earnings	181,682	152,996
Total shareholders' equity	320,433	322,174
Total liabilities and shareholders' equity	$ 356,304	$ 365,654

STEC, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net revenues	$ 72,529	$ 86,074	$ 249,924	$ 186,231
Cost of revenues	39,317	46,151	139,592	107,000
Gross profit	33,212	39,923	110,332	79,231

Sales and marketing	5,835	5,090	17,554	13,693
General and administrative	7,332	7,068	22,646	21,106
Research and development	14,521	12,074	39,508	32,094
Special charges	--	625	--	577
Total operating expenses	27,688	24,857	79,708	67,470

Operating income	5,524	15,066	30,624	11,761
Other income	6	248	49	637
Income from continuing operations before income taxes	5,530	15,314	30,673	12,398

Provision for income taxes	(686)	(1,695)	(1,987)	(1,195)
Income from continuing operations	4,844	13,619	28,686	11,203

Discontinued operations:
Loss from operations of Consumer Division	--	(3)	--	(261)
Benefit for income taxes	--	1	--	109
Loss from discontinued operations	--	(2)	--	(152)
Net income	4,844	13,617	28,686	11,051

Net income per share:
Basic:
Continuing operations	$ 0.10	$ 0.27	$ 0.56	$ 0.22
Discontinued operations	--	--	--	--
Total	$ 0.10	$ 0.27	$ 0.56	$ 0.22
Diluted:
Continuing operations	$ 0.09	$ 0.26	$ 0.55	$ 0.22
Discontinued operations	--	--	--	--
Total	$ 0.09	$ 0.26	$ 0.55	$ 0.22

Shares used in per share computation:
Basic	50,610	50,843	51,108	50,612
Diluted	51,206	51,880	52,181	51,221

STEC, INC.

Non-GAAP Reconciliations

The non-GAAP financial measures included in the following tables are non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin percentage, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations, which adjust for the following items: (a) employee stock compensation expense and (b) special charges related to restructuring costs. Management believes these non-GAAP financial measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core, recurring operational activities and are more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Details of the items excluded from GAAP financial results in calculating non-GAAP financial measures and explanatory footnotes are as follows:

a)      Employee stock compensation costs incurred in connection with Accounting Standards Codification 718, "Compensation -- Stock Compensation," have been excluded as management omits these expenses when evaluating its core operating activities, for strategic decision making, forecasting future results and evaluating current performance.

b)      Special charges relate to a restructuring plan that the Company implemented during the first quarter of 2009. The Company completed the first phase of the restructuring plan at the end of the first quarter of 2010 and started the second phase of the restructuring plan in the second quarter of 2010. These charges include expenses related to a reduction in the Company's workforce and asset impairment charges. The special charges primarily impacted U.S.-based operations and employees as part of the overall transition of certain operations to the Company's facility in Penang, Malaysia. Management believes that costs incurred in connection with the restructuring plan, which were primarily related to workforce reduction severance costs and consolidation of facilities expenses are non-recurring in nature and should be excluded when evaluating core operations.

c)      The amount represents the estimated income tax effect of the non-GAAP adjustments. Starting in the second quarter of 2011, the Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item. Prior to the second quarter of 2011, the Company utilized the consolidated effective tax rate to estimate the tax effect of non-GAAP adjustments.

STEC, INC.
Schedule Reconciling GAAP Income From Continuing Operations to Non-GAAP Income From Continuing Operations
($ in thousands, except per share amounts)
(unaudited)

	For the Quarters Ended
	September 30,	September 30,	June 30,
	2011	2010	2011
GAAP income from continuing operations	$ 4,844	$ 13,619	$ 9,694

The non-GAAP amounts have been adjusted to exclude the following items:

Excluded from cost of sales:
Employee stock compensation (a)	$ 154	$ 59	$ 138
	154	59	138
Excluded from operating expenses:
Employee stock compensation (a)	3,518	2,440	3,100
Special charges - restructuring costs (b)	--	625	--
	3,518	3,065	3,100

Total non-GAAP adjustments before income tax	3,672	3,124	3,238
Income tax effect on non-GAAP adjustments (c)	(1,158)	(425)	(1,001)

Net effect of adjustments to GAAP net income	2,514	2,699	2,237
Non-GAAP income from continuing operations	$ 7,358	$ 16,318	$ 11,931

GAAP diluted earnings per share from continuing operations	$ 0.09	$ 0.26	$ 0.18
Impact of non-GAAP adjustments on diluted earnings per share	0.05	0.05	0.05
Non-GAAP diluted earnings per share from continuing operations	$ 0.14	$ 0.31	$ 0.23

(a) - (c) See corresponding footnotes above.

STEC, INC.
Selected Non-GAAP Financial Information
($ in thousands)
(unaudited)

	For the Quarters Ended
	September 30,	September 30,	June 30,
	2011	2010	2011

GAAP gross profit	$ 33,212	$ 39,923	$ 36,847
Employee stock compensation (a)	154	59	138
Non-GAAP gross profit	$ 33,366	$ 39,982	$ 36,985

GAAP gross profit %	45.8%	46.4%	44.7%
Effect of reconciling item on gross profit %	0.2%	0.1%	0.2%
Non-GAAP gross profit %	46.0%	46.5%	44.9%

GAAP operating expenses	$ 27,688	$ 24,857	$ 26,945
Employee stock compensation (a)	(3,518)	(2,440)	(3,100)
Special charges - restructuring costs (b)	--	(625)	--
Non-GAAP operating expenses	$ 24,170	$ 21,792	$ 23,845

GAAP operating income	$ 5,524	$ 15,066	$ 9,902
Employee stock compensation (a)	3,672	2,499	3,238
Special charges - restructuring costs (b)	--	625	--
Non-GAAP operating income	$ 9,196	$ 18,190	$ 13,140

GAAP operating margin %	7.6%	17.5%	12.0%
Effect of reconciling items on operating margin %	5.1%	3.6%	3.9%
Non-GAAP operating margin %	12.7%	21.1%	15.9%

(a) - (b) Refer to the corresponding footnotes above.
CONTACT:  STEC, Inc.
          Mitch Gellman, Vice President of Investor Relations
          (949) 260-8328
          ir@stec-inc.com